SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RURAL CELLULAR CL A

                    GAMCO INVESTORS, INC.
                                12/03/03            5,000-            8.0772
                                12/01/03              500-            8.0000
                                11/28/03            3,000-            9.5300
                                11/26/03              500-            9.9000
                                11/05/03            1,000-             *DO
                    GABELLI FUNDS, LLC.
                         GABELLI GLOBAL TELECOMM FUND
                                11/18/03            5,000-            9.9600
                         GABELLI GLOBAL GROWTH
                                12/01/03            5,000-            9.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.